ACCOUNTANTS' CONSENT


              To the Partners
              T. Rowe Price Realty Income Fund IV,
              America's Sales-Commission-Free Real Estate Limited
              Partnership:

              We consent to incorporation by reference in the registration statement on Form S-3 of T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership of our report dated January 17, 1996, relating to the consolidated balance sheets of T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership and its consolidated ventures as of December 31, 1995 and 1994, and the related consolidated statements of operations, partners' capital, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership and to the reference to our firm under the heading Experts in the prospectus, which is a part of the registration statement.


                                                 KPMG Peat Marwick LLP


              Chicago, Illinois
              March 25, 1996